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                                      STAR BANK
                                    P.O. BOX 1038
                             CINCINNATI, OHIO  45201-1038

                                    August 9, 1996



ALRENCO, Inc.
P.O. Box 85
1736 East Main Street
New Albany, IN  47150

Attention:  Mr. Michael D. Walts, President

Gentlemen:

    This letter dated as of August 9, 1996 (this "Amendment") confirms and evidences certain agreements between Star Bank, National Association, a national banking association ("Bank"), and ALRENCO, Inc, an Indiana corporation ("Borrower"), with respect to amendment of the Amended and Restated Financing Agreement dated as of February 29, 1996 between Bank and Borrower, as the same has previously been amended, if applicable (the aforedescribed Amended and Restated Financing Agreement, as the same has previously been amended, if applicable, is hereinafter referred to as the "Agreement"), and certain other Loan Documents. Inasmuch as Borrower desires to amend certain terms of the credit facility provided under the Agreement, and Bank is willing to agree to such amendments subject to and in accordance with the terms and conditions of the Agreement and as hereinafter set forth, Bank and Borrower hereby agree as follows:

    1.   CHANGES IN CREDIT FACILITY.

         (A) PARAGRAPH 2.1, PARAGRAPH 2.2 AND PARAGRAPH 2.3 of the Agreement are hereby amended so as to read in their entirety as follows:

              2.1. TOTAL FACILITY. Bank, in its sole discretion, may make up to a Twenty-Five Million Dollar ($25,000,000) total credit ("Total Facility") available to Borrower, subject to the terms and conditions of this Agreement and comprised of the following "Loans": (a) a revolving loan ("Revolving Loan"), as more particularly described below, (b) a letter of credit facility as long as the letters of credit outstanding hereunder never exceed One Million Dollars ($1,000,000) in the aggregate (the "Letter of Credit Facility"), as more particularly described below, and (c) a credit card facility pursuant to Bank's standard forms, agreements and documentation in place from time to time of up to a maximum of One Hundred and Fifty Thousand Dollars ($150,000) (the "Credit Card Facility");

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ALRENCO, Inc.
August 9, 1996
Page 2

         provided, however, that the maximum amount of the Total Facility shall automatically reduce by Two Hundred and Fifty Thousand Dollars ($250,000) on February 1, 1997 and on each May 1, August 1, November 1 and February 1 thereafter until the maximum amount of Total Facility shall permanently reduce to Zero Dollars ($0) effective on February 1, 2000 unless Bank hereafter amends this provision, which Bank shall be under no obligation to do. The sum of the then outstanding and unpaid balance of all indebtedness and obligations under and/or in connection with the Revolving Loan, the aggregate amount of all Letters of Credit (as hereinafter defined) then outstanding, and the then outstanding and unpaid balance of all indebtedness and obligations under and/or in connection with the Credit Card Facility shall not at any time exceed the lesser of (i) the then applicable maximum amount of the Total Facility or (ii) Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by the Monthly Revenue Multiplier (as hereinafter defined).

              2.2 REVOLVING LOAN FACILITY. The Revolving Loan will be lent and relent, at Bank's discretion, in amounts (after deduction of such reserves as Bank deems appropriate, including, without limitation, reserves which, in the sole discretion of Bank, may be established from time to time (u) for amounts equal to up to six (6) months of rent and other payment obligations for locations leased to Borrower for which landlord waivers satisfactory to Bank have not been duly and validly executed and delivered to Bank, (v) under generally accepted accounting principles, (w) for amounts Borrower may be required to expend for compliance with, or correcting any violations of, any environmental laws for which Borrower may be responsible or liable, for tax assessments and/or liabilities, for litigation liabilities, or for removal of any liens from the Collateral, (x) to cover any anticipated costs and expenses relating to liquidation of Collateral,
         (y) for the undrawn amounts of any letters of credit and/or banker's acceptances outside the Letter of Credit Facility that Bank may issue for the account or direct or indirect benefit of Borrower, or (z) as Bank deems appropriate to ensure that the Obligations are paid in full) of up to Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by four (4) (the "Monthly Revenue

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ALRENCO, Inc.
August 9, 1996
Page 3

         Multiplier"), but never in excess of the maximum amount of the Revolving Loan then applicable.

              2.3. LETTER OF CREDIT FACILITY. For the Letter of Credit Facility Bank may, in its sole discretion and subject to the terms and conditions of this Agreement, issue commercial and/or stand-by letters of credit, which shall be secured by the Collateral, in such amounts and with such maturity dates (which shall in no event extend past February 1, 2000 and which additionally shall not extend for a period greater than one (1) year, but which Borrower may request to renew for additional one (1) year periods) as the Borrower may from time to time request and as are acceptable to Bank; provided that in no event shall the total aggregate amount of all such letters of credit (the "Letters of Credit") outstanding at any time exceed One Million Dollars ($1,000,000) (the "Letter of Credit Amount"); and provided further that the Bank shall not issue any banker's acceptances. Each Letter of Credit may be issued subject to Bank's approval thereof. Such approval or disapproval by the Bank shall be made no later than five
         (5) business days after a written request from the Borrower is received by the Bank accompanied by an original of the Bank's standard form Irrevocable Letter of Credit Application and Agreement duly and validly executed by the Borrower (the "Letter of Credit Agreement"). Each Letter of Credit shall be fully reserved from, applied against and subject to the limitations of the Total Facility and its availability, and upon any draw by or on behalf of a beneficiary under a Letter of Credit, the amount so drawn shall immediately and automatically be deemed a Revolving Loan by Bank to Borrower hereunder. Each outstanding Letter of Credit shall reduce the unused portion of the Total Facility for purposes of calculating the unused facility fee hereunder. Each Letter of Credit shall bear fees, charges and interest as set forth in PARAGRAPH 3.4 hereof. Each Letter of Credit shall be subject to the terms and conditions of the Letter of Credit Agreement, this Agreement and the other Loan Documents. Outstanding as of the date hereof is one (1) Letter of Credit in the face amount of $350,000 that was issued by the Bank as of June 19, 1995.

         (B) PARAGRAPH 2.6 of the Agreement is hereby amended so as to read in its entirety as follows:

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ALRENCO, Inc.
August 9, 1996
Page 4

              2.6. VIOLATIONS OF LOAN FORMULAS. If the sum of all Loans outstanding at any time exceeds the then applicable maximum amount of the Total Facility or such lesser amount as specified in PARAGRAPH 2.1, or if all or any part of the Revolving Loan at any time exceeds any of the upper limits therefor established in PARAGRAPH 2.2, or if the Letters of Credit outstanding at any time exceed the upper limit established therefor in PARAGRAPH 2.3, or if the outstanding and unpaid balance of all indebtedness and obligations under and/or in connection with the Credit Card Facility exceeds the upper limit therefor established in PARAGRAPH 2.1, as applicable, Borrower shall immediately, upon being notified thereof, reduce the outstanding balance of such Loans so that the Total Facility or such upper limit, as applicable, is not exceeded.

         (C) PARAGRAPH 3.1 of the Agreement is hereby amended so as to read in its entirety as follows:

              3.1 INTEREST ON LOANS. Borrower shall pay Bank interest on the average daily outstanding principal amount of the Loans and the other Obligations at a per annum rate which shall equal, and vary from time to time with, the rate announced at Bank from time to time as its prime rate (the "Prime Rate") PLUS: (a) zero percent (0.00%) (with such rate to be adjusted on the effective date of any change in the Prime Rate by Bank) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months; (b) one-quarter of one percent (0.25%) (with such rate to be adjusted on the effective date of any change in the Prime Rate by Bank) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is greater than or equal to Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months and less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by two
         (2); (c) one-half of one percent (0.50%) (with such rate to be adjusted on the effective date of any change in the Prime Rate by
         Bank) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is greater than or equal to

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ALRENCO, Inc.
August 9, 1996
Page 5

         Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by two
         (2) and less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by three (3); and (d) one and one-quarter percent (1.25%) (with such rate to be adjusted on the effective date of any change in the Prime Rate by Bank) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is greater than or equal to Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three
         (3) calendar months multiplied by three (3). The Prime Rate is determined solely by Bank pursuant to market factors and its own operating needs and is not necessarily Bank's best or most favorable rate for commercial or other loans. The per annum rate of interest applicable at all times after the occurrence of an Event of Default shall be the Prime Rate (as adjusted from time to time on the effective date of any change in the Prime Rate by Bank) plus an additional three and one-quarter percent (3.25%) per annum.

              As alternative methods of computing interest on some or all of the Revolving Loan, in the absence of an Event of Default or the occurrence of an event which with notice and/or passage of time would constitute an Event of Default and during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by two (2), Borrower may elect to fix the interest rate on the outstanding principal balance of the Revolving Loan (or such lesser amounts not less than One Hundred Thousand Dollars ($100,000) and increments of One Hundred Thousand Dollars ($100,000) above any such amount) for periods of one, two or three months (but only if any such period does not extend past February 1, 2000 and only for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations remains less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by two (2)) at the then applicable "LIBOR Rate" (as hereinafter defined) effective at the beginning of such period. In no event shall Borrower at any time have outstanding more than three (3)

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ALRENCO, Inc.
August 9, 1996
Page 6

         separate parts of the Revolving Loan subject to an alternative method of computing interest.

              The "LIBOR Rate" shall mean the sum of (i) the consensus rate, as determined by Bank, then being offered (rounded upwards, if necessary, to the nearest 1/10,000 of one percent) by major international banks on Eurodollar deposits in the amount chosen by Borrower and with an original maturity of the period elected by Borrower (I.E., one, two or three months), as quoted on the Reuter's London Interbank Offered Rates page (LIBOR), adjusted for the cost of reserves, PLUS (ii) (y) two and three-quarters percent (2.75%) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months and (z) three percent (3.00%) during such time and for as long as the aggregate outstanding unpaid balance of the Loans and the other Obligations is greater than or equal to Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months and less than Borrower's Three Month Average Monthly Rental Contract Revenues for the immediately preceding three (3) calendar months multiplied by two (2). If Reuter's ceases to quote current London Interbank Offered Rates, Bank shall, in its sole discretion, select an alternative rate source.

              In electing to utilize an alternative method of computing interest on the Revolving Loan, Borrower shall provide Bank not less than two (2) business days (by not later than 11:00 a.m. (Cincinnati, Ohio time)) nor more than ten (10) business days prior written notice of Borrower's election to fix the interest rate of all or part of the Revolving Loan at the LIBOR Rate applicable for the period chosen commencing on the starting date of the period chosen (which must be a day other than a Saturday or Sunday on which banks are open for business in Cincinnati, Ohio, and in addition, a day on which dealings in Eurodollar deposits are carried on between banks in the London interbank market), which written notice from Borrower to Bank shall be in the form of EXHIBIT A attached hereto. Upon the expiration of the elected period of a LIBOR Rate, unless Borrower has provided not less than two (2) business days (by not later than 11:00 a.m. (Cincinnati, Ohio time)) nor more than ten (10)

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ALRENCO, Inc.
August 9, 1996
Page 7

         business days prior written notice to Bank of Borrower's election of another LIBOR Rate period as provided hereunder, that part of the Revolving Loan to which the expiring alternative method of computing interest was applicable shall again bear interest at the Prime Rate plus the then applicable interest rate factor as determined in accordance with the formula set forth in the initial paragraph of this PARAGRAPH 3.1.

              Upon prepayment of all or part of the principal of the Revolving Loan for which an alternative method of computing interest described above has been elected and is in effect, Borrower covenants and agrees to pay to Bank a fee (the "Breakfunding Fee"), which shall be equal to the greatest of: (a) zero; (b) the sum of the breakage fees incurred by Bank in connection with such prepayment; and (c) the "Net Present Value Adjustment" (as hereinafter defined).

              "Net Present Value Adjustment" means the amount, calculated on the "Prepayment Date" (as hereinafter defined), which is derived by subtracting: (i) the then-outstanding principal amount of the Revolving Loan (or portion of the Revolving Loan) for which an alternative method of computing interest described above has been elected to be prepaid as of such Prepayment Date, from (ii) the "Net Present Value" (as hereinafter defined) of the then-outstanding principal amount of the Revolving Loan (or portion of the Revolving
         Loan) to be prepaid on such Prepayment Date.

              "Prepayment Date" means for any part of the Revolving Loan for which an alternative method of computing interest described above has been elected, that business day prior to expiration of the applicable elected period of a LIBOR Rate that Bank receives from Borrower an unscheduled principal payment amount.

              "Net Present Value" means the amount, calculated by Bank, which is derived by adding together the present values discounted to the Prepayment Date of each prospective payment of principal and interest which, without such full or partial prepayment, would otherwise have been received by Bank over the remaining contractual life of the Revolving Loan for which an alternative method of computing interest described above has been elected for which a prepayment is being made. The individual discount rate used to determine the present value of each prospective payment of

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ALRENCO, Inc.
August 9, 1996
Page 8

         principal and/or interest shall be the "Current Matched Maturity Rate" (as hereinafter defined) for the maturity matching that of each specific payment of principal and/or interest.

              "Current Matched Maturity Rate" means that zero-coupon rate, calculated by Bank, and determined solely by Bank, as the rate at which Bank would be able to borrow funds in "Money Markets" (as hereinafter defined) on the Prepayment Date for the prepayment amount matching the maturity of a specific prospective "Loan Payment Date" (as hereinafter defined). Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. A separate Current Matched Maturity Rate will be calculated for each prospective Loan Payment Date.

              "Money Markets" means one or more wholesale funding markets available to Bank including negotiable certificates of deposit, eurodollar deposits, bank notes, fed funds or others.

              "Loan Payment Date" means a date on which a prospective principal and/or interest payment of the Revolving Loan for which an alternative method of computing interest described above has been elected for which a prepayment is being made is due and payable.

              In calculating the amount of such Breakfunding Fee, Bank is hereby authorized by Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters as Bank may deem appropriate. If Borrower fails to pay any Breakfunding Fee when due, the amount of such fee shall thereafter bear interest until paid at a rate per annum equal to the Prime Rate in effect from time to time plus three and one-quarter percent (3.25%) (computed on the basis of a 360 day year, but applied to actual days elapsed).

              If there is more than one prepayment, a Breakfunding Fee shall be due and payable with respect to each such prepayment, and the Breakfunding Fee shall be separately computed with respect to each successive prepayment, taking into account any previous partial prepayments of principal.

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Page 9

              The amount of any Breakfunding Fee as computed by Bank shall be binding and conclusive upon Borrower.

              All of the Loans for which Borrower is obligated to pay a Breakfunding Fee may only be prepaid subject to payment by Borrower of a further out-of-pocket expense charge in an amount determined by Bank in its reasonable discretion, with such charge to compensate Bank for all out-of-pocket liabilities, obligations, costs, expenses, charges and fees incurred by Bank in connection with such prepayment (the "Out-of-Pocket Expenses"), and with such Breakfunding Fee and Out-of-Pocket Expenses to be payable by Borrower to Bank, upon Bank's demand therefor.

              In the event of any change in reserve requirements and/or assessment rates which are applicable to Bank in making any or all of the Revolving Loan at a LIBOR Rate or any change in circumstances affecting the interbank market, and the result of any such event is to increase the cost to Bank in making the Revolving Loan, Borrower shall promptly pay Bank the increased costs incurred by it in making the Revolving Loan under this Agreement upon Bank's demand therefor accompanied by a reasonably detailed statement as to such additional costs (which statement shall be conclusive in the absence of manifest error). If by reason of circumstances affecting the interbank market adequate and reasonable means do not exist in the reasonable judgment of Bank for ascertaining the LIBOR Rate at any time, Bank shall forthwith give notice thereof to Borrower. Unless and until such notice has been withdrawn by Bank, Borrower may not thereafter elect to have any Revolving Loan bear interest at the LIBOR Rate. If any law, rule, regulation, treaty, guideline, order or directive or any change therein or in the interpretation or application thereof shall make it unlawful for all or any part of the Revolving Loan to bear interest at the LIBOR Rate, Bank shall notify Borrower thereof and no Revolving Loan may thereafter bear interest at the LIBOR Rate. If required by law, any Revolving Loan then bearing interest at the LIBOR Rate shall cease to bear interest at the LIBOR Rate and shall bear interest at the Prime Rate plus the then applicable interest rate factor as determined in accordance with the formula set forth in the initial paragraph of this PARAGRAPH 3.1.

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Page 10

              Provided, however, that notwithstanding anything to the contrary herein, to the extent the Loans or other Obligations accrue interest at a higher rate under other documents relating to such Loans or other Obligations (such as for any credit card facility made available by Bank to Borrower), such higher interest rates shall apply.

         (D) PARAGRAPH 3.3 of the Agreement is hereby amended so as to read in its entirety as follows:

              3.3 UNUSED FACILITY FEE. Borrower shall pay Bank an unused facility fee equal to the rate of (i) one-half of one percent (0.50%) per annum of the daily average of the unused portion of the Total Facility whenever such unused portion is greater than or equal to Ten Million Dollars ($10,000,000) in amount on any date and (ii) three-eighths of one percent (0.375%) per annum of the daily average of the unused portion of the Total Facility whenever such unused portion is less than Ten Million Dollars ($10,000,000) in amount on any date. Such unused facility fee shall be payable monthly in arrears, commencing on September 1, 1996, and on the first day of each month thereafter, and when the Loans are due (whether by reason of acceleration or otherwise).

         (E) PARAGRAPH 10.25 of the Agreement is hereby amended so as to read in its entirety as follows:

              10.25. ADDITIONAL STORES. Not, without Bank's prior written consent (which may be granted or withheld in Bank's sole discretion) or except as otherwise specifically permitted by this PARAGRAPH 10.25, open or put into operation (whether by acquisition of existing stores or outlets, opening new stores or outlets, or otherwise) more than three (3) additional stores or outlets during any calendar year. In the event that Borrower intends to acquire existing stores or outlets (by means of an asset or stock acquisition or otherwise) or independently to expand by opening new stores or outlets, Borrower may do so without requiring Bank's prior written consent to such acquisition and/or expansion as long as: (a) any such acquisition and/or expansion does not result in Borrower's paying a purchase price and/or incurring and/or assuming debts and/or liabilities aggregating to in excess of the lesser of (i) Three Million Dollars ($3,000,000) or (ii) in the case of existing store or outlets, nine and

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August 9, 1996
Page 11

         one-half (9.50) multiplied by the average of the monthly amount of the seller's or acquired entity's (as applicable) gross cash receipts (including reinstatement, processing and insurance-related fees) actually received by the seller or the acquired entity (as applicable) solely from the lease or rental of inventory to the seller's or the acquired entity's (as applicable) customers in the ordinary course of business for the three (3) calendar months immediately preceding the date of acquisition, but specifically excluding revenues from the sale of inventory and all collected sales, use, excise and other similar taxes; and (b) Bank maintains its first priority and exclusive security interest on all of the Collateral (including, without limitation, the assets and properties that Borrower plans to acquire as a result of such proposed acquisition and/or expansion). Bank shall in any event be permitted and given the opportunity (at Borrower's expense) to conduct a legal audit and review (satisfactory to Bank in its discretion) of the structure, mechanics, and the documents and agreements relating to, and intended to effectuate, any proposed acquisition and/or expansion by Borrower, and Bank shall attempt to proportion the scope of its legal audit and review to the type, size and complexity of the proposed transaction.
         Notwithstanding anything to the contrary herein, in the event that Borrower closes on any transaction in which it acquires existing stores or outlets (by means of an asset or stock acquisition or otherwise) or independently expands by opening new stores or outlets of more than three (3) during any calendar year and Borrower has not received Bank's written consent to all aspects of any such transaction prior to the closing thereof, Bank shall have the right, in its sole discretion, at any time after the closing of any such transaction to terminate this Agreement by providing not less than one hundred and fifty (150) days written notice thereof to Borrower.

         (F) PARAGRAPH 11.2 of the Agreement is hereby amended so as to read in its entirety as follows:

              11.2. TERMINATION BY BANK. Bank may terminate this Agreement immediately upon notice to Borrower at any time on or after February 1, 2000. Recourse to security will not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

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ALRENCO, Inc.
August 9, 1996
Page 12

         (G) PARAGRAPH 11.3 of the Agreement is hereby deleted and shall be of no further force or effect, and in its place shall read:

              11.3.     INTENTIONALLY DELETED.

         (H) PARAGRAPH 11.4 AND PARAGRAPH 11.5 of the Agreement are hereby amended so as to read in their entirety as follows:

              11.4. TERMINATION BY BORROWER. Borrower may terminate this Agreement as of the last day of any month by giving Bank notice of the date on which this Agreement is to terminate ("Voluntary Termination Date"), which date must be the last day of a month, at least one hundred and eighty (180) days before the Voluntary Termination Date. If Borrower shall terminate this Agreement without providing notice in accordance with the terms set forth in the preceding sentence, as compensation to Bank for loss of bargain with respect to the credit advanced hereunder, and not as a penalty, Borrower shall pay to Bank a termination fee (the "Termination Fee") in the amount of Two Hundred and Twenty-Five Thousand Dollars ($225,000).

              11.5. ACCELERATION UPON TERMINATION. Upon the effective date of termination, all of Borrower's Obligations to Bank shall become immediately due and payable without notice or demand.

         (I) PARAGRAPH 14.3 of the Agreement is hereby amended so as to read in its entirety as follows:

              14.3. ASSIGNMENT. Bank shall have the right to assign this Agreement and/or to sell participations in some or all of its interests in the credit facilities contemplated hereby and the Obligations upon such terms, in and for such amounts, and to such persons and entities as Bank, in its sole discretion, elects, without in any event requiring any notice to and/or consent of Borrower. Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Bank's written consent shall be void. All of the rights, privileges, remedies and options given to Bank hereunder shall inure to the benefit of Bank's successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the

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ALRENCO, Inc.
August 9, 1996
Page 13

         representatives, successors and assigns of Borrower and Bank, respectively.

         (J) The terms "Obligations" and "Loans" as used in the Agreement and in any other Loan Documents shall for all purposes be deemed to include any and all financing made available to Borrower pursuant to the Agreement, as amended by this Amendment, and all financing made available to Borrower pursuant to the Agreement, as amended by this Amendment, shall be subject to all of the terms and conditions of "Obligations" and "Loans" under the Agreement, including without limitation, those concerned with the bearing, calculation and payment of interest, security, default, rights and remedies upon default, and repayment.

         (K) THE MAKING AND AMOUNT OF ANY LOANS OR OTHER EXTENSIONS OF CREDIT UNDER THE AGREEMENT AS AMENDED HEREBY SHALL AT ALL TIMES BE IN BANK'S DISCRETION AS DESCRIBED IN THE AGREEMENT, AND OUTSTANDING LOANS AND OTHER EXTENSIONS OF CREDIT SHALL BE SUBJECT TO THE TERMS OF THE AGREEMENT, AS AMENDED HEREBY, INCLUDING WITHOUT LIMITATION, THE TERMS THEREOF RELATING TO REPAYMENT.

    2.   EFFECTIVENESS.

         (A) This Amendment shall be effective upon delivery to Bank of (i) four originals of this Amendment duly executed by Borrower and (ii) a copy of the resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this Amendment, which resolutions shall be in form and substance satisfactory to Bank and its counsel and shall be certified by an officer of Borrower as being true and complete and in full force and effect, together with a certificate as to the individual authorized to sign this Amendment (with a specimen signature included and certified to).

         (B) The foregoing notwithstanding, this Amendment, at Bank's sole option, shall cease to be effective and shall be null and void if Borrower has failed within thirty (30) days of the date hereof to execute and deliver, or cause to be executed and delivered, to Bank such documents and instruments as Bank and its counsel may require in order to ensure that any financing extended by Bank to Borrower pursuant to this Amendment will be fully secured by and entitled to all of the benefits of all Collateral and other security for the Obligations.

    3. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of Borrower set forth in the Agreement shall be deemed restated as of the date hereof, and Borrower further represents and warrants that:

ALRENCO, Inc.
August 9, 1996
Page 14

         (A) This Amendment has been duly executed and delivered by Borrower and authorized by all requisite corporate action; and

         (B) The execution and delivery by Borrower of this Amendment does not constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which Borrower is a party or by which Borrower or any of its assets or properties is bound.

    4. EXPENSES. Without limiting the generality of PARAGRAPH 16.9 of the Agreement, Borrower agrees to reimburse Bank for all out-of-pocket costs, fees, expenses and liabilities, including without limitation, all Attorneys' Fees, lien and title search fees, and recording and filing fees, incurred by Bank or for which Bank becomes obligated in connection with or arising out of:

         (A) This Amendment and any documents and instruments in any way relating hereto;

         (B)   Any financing provided pursuant hereto; and/or

         (C)   Any transaction contemplated hereunder.

    5.   MISCELLANEOUS.

         (A) As amended hereby, the Agreement shall remain in full force and effect, and all references in the Agreement or other Loan Documents to the Agreement shall mean the Agreement as amended hereby.

         (B) Capitalized terms used but not defined herein shall have the same meanings herein as in the Agreement.

         (C) This Amendment may be executed in counterparts, each of which shall be deemed to constitute an original document and all of which together shall be deemed to constitute one instrument.

    Please acknowledge the agreement of Borrower to the terms set forth in this Amendment by having four copies of this Amendment duly executed on behalf of Borrower in the appropriate places below and returning such documents to Bank at its address set forth in PARAGRAPH 16.10 of the Agreement.

ALRENCO, Inc.
August 9, 1996
Page 15



                                  STAR BANK, NATIONAL ASSOCIATION

                                  By: /s/ STEVEN L. FIELDS
                                     -------------------------------------
                                  Name: STEVEN L. FIELDS
                                       -----------------------------------
                                  Title: VICE PRESIDENT
                                        ----------------------------------

AGREED AND ACCEPTED
AS OF AUGUST 9, 1996:

ALRENCO, INC.                          ATTEST:

By: /s/ MICHAEL D. WALTS                /s/ WILLIAM R. HAESELEY
   -----------------------             -----------------------------------
Name:  Michael D. Walts                Name:  William R. Haeseley
Title:  President                      Title:     Secretary